Exhibit 99.1

Carpenter Technology Corporation

Business Segement Data

(Unaudited)

($ in millions)

	Three months ended
	September 30, 2006	December 31, 2006	March 31, 2007	June 30, 2007
Net Sales
Advanced Metals Operations	$290.3	$311.5	$378.4	$385.0
Premium Alloys Operations	86.9	106.0	134.0	148.8
Engineered Products Operations	28.0	24.3	26.1	27.3
Intersegment	(0.7)	(0.5)	(0.1)	(0.5)

Consolidated Net Sales	$404.5	$441.3	$538.4	$560.6

Operating Income
Advanced Metals Operations	$40.7	$41.3	$65.6	$55.3
Premium Alloys Operations	31.2	22.9	29.4	36.6
Engineered Products Operations	5.4	4.8	4.1	4.8
Corporate costs	(7.9)	(10.1)	(7.1)	(8.0)
Pension earnings, interest & deferrals	3.6	3.6	3.6	3.7
Intersegment	0.1	0.2	0.1	(0.1)

Consolidated Operating Income	$73.1	$62.7	$95.7	$92.3

	Three months ended
	September 30, 2005	December 31, 2005	March 31, 2006	June 30, 2006
Net Sales
Advanced Metals Operations	$245.4	$246.8	$287.4	$312.5
Premium Alloys Operations	75.9	74.2	112.9	112.0
Engineered Products Operations	25.1	25.3	26.3	26.2
Intersegment	(0.4)	(0.6)	(0.6)	(0.2)

Consolidated Net Sales	$346.0	$345.7	$426.0	$450.5

Operating Income
Advanced Metals Operations	$42.1	$40.9	$56.1	$59.0
Premium Alloys Operations	18.9	22.3	37.0	35.5
Engineered Products Operations	5.2	4.2	4.3	3.4
Corporate costs	(5.1)	(6.1)	(7.2)	(9.8)
Pension earnings, interest & deferrals	2.6	2.6	2.6	2.6
Intersegment	—	—	(0.5)	0.1

Consolidated Operating Income	$63.7	$63.9	$92.3	$90.8

	Years Ended June 30,
	2007	2006
Net Sales
Advanced Metals Operations	$1,365.2	$1,092.1
Premium Alloys Operations	475.7	375.0
Engineered Products Operations	105.7	102.9
Intersegment	(1.8)	(1.8)

Consolidated Net Sales	$1,944.8	$1,568.2

Operating Income
Advanced Metals Operations	$202.9	$198.1
Premium Alloys Operations	120.1	113.7
Engineered Products Operations	19.1	17.1
Corporate costs	(33.1)	(28.2)
Pension earnings, interest & deferrals	14.5	10.4
Intersegment	0.3	(0.4)

Consolidated Operating Income	$323.8	$310.7